Exhibit 99.n.(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference in this Post-Effective Amendment No.18 to Registration Statement No. 333-67701 on Form N-2 for Invesco Prime Income Trust (“the Registration Statement”) to our report dated November 25, 2009, relating to the financial statements of Morgan Stanley Prime Income Trust (the “Fund”) for the year ended September 30, 2009, which reference appears in the audited financial statements dated September 30, 2010 of Invesco Prime Income Trust that are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

We also consent to the reference to us as “the Fund’s former independent registered public accounting firm” under the caption “Financial Highlights” in the Prospectus, and “the predecessor fund’s auditor” under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
December 22, 2010